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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Cano Petroleum, Inc. of our reports dated September 7, 2007 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Cano Petroleum, Inc. for the year ended June 30, 2007.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

HEIN & ASSOCIATES LLP
Dallas, Texas
December 10, 2007

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  EXHIBIT 23.1